SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement                     [ ]    Confidential, For Use of the Commission Only
[X]   Definitive Proxy Statement                              (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                              SPORTSLINE.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Party:

        (4) Date Filed:

                                [LOGO OMITTED]

                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309

                                 April 28, 2000

Dear Stockholder:

         You are cordially invited to attend our 2000 Annual Meeting of Stockholders, which will be held at 10:00 a.m. on Monday, June 12, 2000, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309.

         At the Annual Meeting, our stockholders will be asked to elect three persons to the Board of Directors and to approve an amendment to our 1997 Incentive Compensation Plan. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the Annual Meeting.

         The Board of Directors recommends that you vote in favor of the election of the nominated Directors and the proposal to amend the 1997 Incentive Compensation Plan.

         Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          /s/ Michael Levy

                                          Michael Levy
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              SPORTSLINE.COM, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 12, 2000

                            -------------------------

TO OUR STOCKHOLDERS:

         The 2000 annual meeting of stockholders of SportsLine.com, Inc. will be held at 10:00 a.m., local time, on Monday, June 12, 2000, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 for the purpose of considering and acting upon the following:

1. Election of three members to our board of directors to hold office until our 2003 annual meeting or until their successors are duly elected and qualified;

2. Approval of an amendment to our 1997 Incentive Compensation Plan to increase the number of shares available for grant from 5,500,000 to 8,000,000; and

3.       Any other matters that properly come before the meeting.

         The Board of Directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

         Stockholders of record at the close of business on April 24, 2000 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Kenneth W. Sanders

                                        Kenneth W. Sanders
                                        SECRETARY

Fort Lauderdale, Florida
April 28, 2000




--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
--------------------------------------------------------------------------------



                                TABLE OF CONTENTS
                                                                                                               PAGE

About the Meeting.................................................................................................1
         What is the purpose of the annual meeting?...............................................................1
         Who is entitled to vote at the meeting?..................................................................1
         Who can attend the meeting?..............................................................................1
         What constitutes a quorum?...............................................................................1
         How do I vote?...........................................................................................2
         Can I vote by telephone or electronically?...............................................................2
         Can I change my vote after I return my proxy card?.......................................................2
         What are the Board's recommendations?....................................................................2
         What vote is required to approve each item?..............................................................2
         Who pays for the preparation of the proxy?...............................................................3
Stock Ownership...................................................................................................4
         Who are the largest owners of our stock and how much stock do our directors and executive officers own?.............................................................................4
         Section 16(a) Beneficial Ownership Reporting Compliance..................................................5
Item 1 - Election of Directors....................................................................................6
         Directors Standing for Election..........................................................................6
         How are directors compensated?...........................................................................8
         How often did the board meet during 1999?................................................................8
         What committees has the board established?...............................................................8
Management........................................................................................................9
         Executive Officers.......................................................................................9
Executive Compensation and Other Information.....................................................................11
         Executive Compensation..................................................................................11
         Stock Option Information................................................................................12
         Report of the Compensation Committee....................................................................13
         Compensation Committee Interlocks and Insider Participation.............................................15
         Employment Agreements...................................................................................15
Performance Graph................................................................................................17
Item 2 - Amendment of the 1997 Incentive Compensation Plan.......................................................18
         Why is the 1997 Incentive Compensation Plan being amended?..............................................18
         What is the purpose of the 1997 Incentive Compensation Plan?............................................18
         What are the main features of the 1997 Incentive Compensation Plan?.....................................18
         What is the value of the benefits that directors, executive officers and employees can obtain under the 1997 Incentive Compensation Plan?...................................21
         What are the Federal tax consequences of the 1997 Incentive Compensation Plan?..........................21
Certain Transactions.............................................................................................23
Relationships with Independent Public Accountants................................................................24
Other Business...................................................................................................24
Shareholder Proposals for the 2001 Annual Meeting................................................................24


                                [LOGO OMITTED]

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                       -----------------------------------

                                 PROXY STATEMENT
                       -----------------------------------


         This proxy statement contains information related to our annual meeting of stockholders to be held on Monday, June 12, 2000, beginning at 10:00 a.m. local time, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is May 8, 2000. You should review this information in conjunction with our 1999 Annual Report to Stockholders which accompanies this proxy statement.


                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting, stockholders will vote on the election of directors and the approval of the amendment of our 1997 Incentive Compensation Plan. In addition, our management will report on our performance during 1999 and respond to questions from our stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only stockholders of record at the close of business on the record date, April 24, 2000, are entitled to receive notice of the annual meeting and to vote shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 26,323,683 shares of our common stock were outstanding.
Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

         If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

         If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope.

         If your shares are held in "street name," you may vote by proxy card, telephone or electronically through the Internet by following the instructions included on your proxy card.

         The deadline for voting by telephone or electronically is 11:59 p.m. on June 11, 2000.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board is set forth with the description of each item in this proxy statement. In summary, the board recommends a vote:

         o        FOR the election of the nominated slate of directors; and

         o        FOR approval of the amendment of our 1997 Incentive
                  Compensation Plan.

         The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any board nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

         OTHER ITEMS. For each other item, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 6340 NW 5th Way, Fort Lauderdale, Florida 33309, and our telephone number is (954) 351-2120. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR STOCK AND HOW MUCH STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows the amount of common stock beneficially owned as of March 31, 2000 by (a) each of our directors and nominees for director, (b) each of our executive officers named in the Summary Compensation Table below,
(c) all of our directors and executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o SportsLine.com, Inc., 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309.

------------------------------------------- ------------------- ----------------- ----------------- ------------------
                                            OUTSTANDING SHARES     ACQUIRABLE       TOTAL NUMBER
                                               BENEFICIALLY          WITHIN          OF SHARES         PERCENTAGE
                                                 OWNED(1)           60 DAYS         BENEFICIALLY        OF SHARES
                                                   (A)                (B)              OWNED         OUTSTANDING (%)
                   NAME                                                               (COLUMNS
                                                                                      (A)+(B))
------------------------------------------- ------------------- ----------------- ----------------- ------------------
CBS Corporation ................................4,540,000             780,000         5,320,000            19.8
         51 West 52nd Street
         New York, New York 10019
Massachusetts Financial Services
   Company......................................2,651,126                   -         2,651,126            10.2
         500 Boylston Street
         Boston, MA  02116
Putnam Investments, Inc.........................1,848,890                   -         1,848,890             7.1
         One Post Office Square
         Boston, MA  02109
Thomas Cullen...................................1,596,652              10,000         1,606,652             6.2
         9000 East Nichols Avenue
         Englewood, Colorado 80112
MediaOne Interactive Services, Inc. d/b/a
   MediaOne Ventures, Inc.......................1,595,852                   -         1,595,852             6.1
         9000 East Nichols Avenue
         Englewood, Colorado 80112
Michael Levy....................................1,060,292             213,541         1,273,833             4.8
James C. Walsh..................................  145,000              11,437           156,437             *
Joseph Lacob ...................................   88,574              10,000            98,574             *
Mark J. Mariani.................................    6,327              91,382            97,709             *
Kenneth W. Sanders..............................    5,130              88,748            93,878             *
Andrew S. Sturner...............................    1,636              77,677            79,313             *
Daniel L. Leichtenschlag........................   11,469              58,623            70,092             *
Gerry Hogan.....................................        -              41,437            41,437             *
Richard B. Horrow...............................   19,750              18,937            38,687             *
Michael P. Schulhof.............................        -              23,770            23,770             *
Andrew Nibley...................................        -              11,437            11,437             *
Sean McManus....................................        -                   -                 -             *
Russell I. Pillar...............................        -                   -                 -             *
All directors and executive officers as a
group (14 persons) .............................2,934,830             656,989         3,591,819            13.4%
------------------------------------------- ------------------- ----------------- ----------------- ------------------

----------------
* Represents less than 1% of our outstanding common stock.

Each person named above has the sole power to vote and to dispose of the shares except as follows:

         Massachusetts Financial    As reported in a Schedule 13G/A dated
         Services Company ("MFS")   February 11, 2000. MFS has sole voting power
                                    of 2,213,926 shares and sole dispositive power of 2,651,126. All of such shares are also beneficially owned by certain other non-reporting entities.

         Putnam Investments, Inc.   As reported in a Schedule 13G dated February
                                    7, 2000. Putnam Investments, Inc. has shared power to vote or to direct the vote as to 153,600 shares and shared power to dispose of or to direct the disposition of all of such shares.

         Thomas Cullen              Mr. Cullen may be deemed to share beneficial
                                    ownership of shares of common stock owned of record by MediaOne Interactive Services,
                                    Inc. by virtue of his status as President.
                                    Mr. Cullen shares investment and voting
                                    power with respect to shares owned by
                                    MediaOne Interactive Services, Inc. but
                                    disclaims beneficial ownership of such
                                    shares except to the extent of his pecuniary interest therein.

         James C. Walsh             Includes 6,000 shares of common stock held
                                    of record by the children of Mr. Walsh.

         Joseph Lacob               Includes 9,281 shares of common stock held
                                    of record by a trust for the benefit of Mr.
                                    Lacob's children for which Mr. Lacob
                                    disclaims beneficial ownership.

         Daniel L. Leichtenschlag   Includes 5,707 shares of common stock held
                                    of record by Mr. Leichtenschlag's wife.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                         ITEM 1 - ELECTION OF DIRECTORS


DIRECTORS STANDING FOR ELECTION

         Our Board of Directors is divided into three classes and each class of directors serves for a three-year term, or until successors of that class have been elected and qualified. At the annual meeting, the stockholders will elect three directors, each of whom will serve for a term expiring at the 2003 annual meeting of stockholders, or until his successor has been duly elected and qualified.

         The board has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board may designate a substitute nominee or the number of directs may be reduced in accordance with our By-laws. If the board designates a substitute nominee, the persons named as proxies will vote for the substitute nominees designated by the Board.

         The directors standing for re-election are:

         o        GERRY HOGAN

                  Gerry Hogan, 54, was appointed as a director in November 1996. He has served as Chairman and Chief Executive Officer of Cygnus Business Media, Inc., a magazine publishing and trade show company, since May 1997. He served as President and Chief Executive Officer of the Home Shopping Network from February 1993 to August 1995. Prior thereto, Mr. Hogan served as vice chairman of Whittle Communications, L.P. from October 1990 to February 1993. From October 1971 to September 1987, Mr. Hogan held various positions at Turner Entertainment Networks and most recently served as President.

         o        SEAN MCMANUS

                  Sean McManus, 45, was appointed as a director in March 1997. He has served as President of CBS Sports since December 1996. From October 1987 to December 1996, Mr. McManus was Senior Vice President U.S. Television Sales and Programming at Trans World International, the television division of International Management Group. From August 1981 to October 1987, Mr. McManus was Vice President Planning and Development at NBC Sports. From September 1979 to August 1981, Mr. McManus served as Associate Producer and Producer at NBC Sports and from August 1977 to September 1979 he was a Production Assistant to the Associate Producer at ABC Sports.

         o        MICHAEL P. SCHULHOF

                  Michael P. Schulhof, 58, was appointed as a director in November 1997. He is currently a private investor. From June 1974 to January 1996, Mr. Schulhof held various positions at Sony Corporation of America, Inc. and most recently served as President and Chief Executive Officer from June 1993 to January 1996. Mr. Schulhof is a trustee of Brandeis University, Lincoln Center for the Performing Arts, Inc., New York University Medical Center and the Brookings Institute, serves on the Board of Directors of the Center on Addiction and Substance Abuse at Columbia University, is a member of the Council on Foreign Relations and a member of the Investment and Services Policy Advisory Committee to the U.S. Trade Representative. Mr. Schulhof is a director of JFAX.COM, Inc.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                         DIRECTORS CONTINUING IN OFFICE

         The terms of the following directors expire at the annual meeting of stockholders in 2001:

         o        MICHAEL LEVY

                  Michael Levy, 53, has served as our President, Chief Executive Officer and Chairman of the Board since our inception in February 1994. From 1979 through March 1993, Mr. Levy served as President, Chief Executive Officer and as a director of Lexicon Corporation, a high technology company specializing in data communications and signal processing technology. From January 1988 to June 1993, Mr. Levy also served as Chairman of the Board and Chief Executive Officer of Sports-Tech International, Inc., a company engaged in the development, acquisition, integration and sale of computer software, equipment and computer-aided video systems used by professional, collegiate and high school sports programs. Between June 1993 and February 1994, Mr. Levy was a private investor. Mr. Levy serves as a member of the Board of Directors of iVillage Inc. and NetCreations, Inc.

         o        JOSEPH LACOB

                  Joseph Lacob, 44, was appointed as a director in May 1995. He has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital partnership, since May 1987. Mr. Lacob also serves on the Board of Directors of Heartport, Inc., Corixa, Inc., IsoStent, Inc. and Pharmacyclics, Inc., as well as several other privately held ventures in the medical and sports media businesses.

         o        ANDREW NIBLEY

                  Andrew Nibley, 48, was appointed as a director in March 1996. He has served as President and Chief Executive Officer of GetMusic, LLC since October 1999. From January 1998 to September 1999, he served as President of Reuters NewMedia, Inc. and had been a director of Reuters NewMedia, Inc. since January 1994. From January 1994 to January 1998, Mr. Nibley was the Editor and Executive Vice President of Reuters NewMedia, Inc. From January 1989 to January 1994, Mr. Nibley was the Editor, America for Reuters America, Inc.

         o        JAMES C. WALSH

                  James C. Walsh, 59, was appointed as a director in August 1994. He is an attorney who has been engaged in the private practice of law since 1968. Mr. Walsh has also served as the President of Namanco Productions, Inc., a sports marketing and management firm, since 1969. Namanco Productions, Inc. is the agent and manager of NFL Hall of Fame quarterback Joe Namath.

         The terms of the following directors expire at the annual meeting of stockholders in 2002:

         o        THOMAS CULLEN

                  Thomas Cullen, 40, was appointed as a director in April 1997. He has served as President of MediaOne Ventures, Inc. (formerly U S WEST, Inc. Media Group's Interactive Services Division) since April 1997. From 1981 through 1997, Mr. Cullen held various positions with U S WEST, including Vice President, Business Development for U S WEST Media Group's Interactive Services Division from April 1992 to April 1997.

         o        RICHARD B. HORROW

                  Richard B. Horrow, 45, was appointed as a director in September 1994. He is an attorney and sports development consultant and has served as President of Horrow Sports Ventures, Inc., a sports consulting firm, since its inception in May 1988. Since July 1994, Mr. Horrow has been the host of the weekly television show "The Sports Business Report," which is distributed nationally through Prime Network/Sports Channel/New Sport affiliates, and has also hosted the weekly radio show "The Sports Professor," aired nationally on Prime Radio. Mr. Horrow also currently serves as a consultant for various sports-related matters to The City of Oklahoma City, the National Football League, the Ladies Professional Golf Association, the Baltimore Orioles and the National Association of Professional Baseball Leagues. From March 1991 to March 1992, Mr. Horrow served as the Executive Director of Golden Bear Sports Management, a sports management firm.

         o        RUSSELL I. PILLAR

                  Russell I. Pillar, 34, was appointed as a director in March 2000. He has served as President and Chief Executive Officer of CBS Internet Group, a division of CBS Corporation, since its formation in January 2000. Mr. Pillar also has served as Managing Partner of Critical Mass Ventures LLC, an Internet-focused venture capital firm, since October 1991. From November 1998 to January 2000, Mr. Pillar served as President and Chief Executive Officer of Virgin Entertainment Group, Inc., a diversified international entertainment content retailer. From September 1997 to August 1998, Mr. Pillar served as President and Chief Executive Officer of Prodigy Internet, an internet service provider, and served as a member of Prodigy's board of directors, including serving as its Vice Chairman, from October 1996 to February 2000. From December 1993 to September 1996, Mr. Pillar served as President, Chief Executive Officer, and a Director of Precision Systems, Inc., an international telecommunications software provider. In addition to his service on a number of boards of private companies, Mr. Pillar serves as a director of Marketwatch.com, Inc., uBid, Inc. and Switchboard, Inc. Mr. Pillar graduated Phi Beta Kappa, cum laude, with an A.B. from Brown University.

HOW ARE DIRECTORS COMPENSATED?

         COMPENSATION. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for attendance at meetings.

         OPTIONS. Our non-employee directors are eligible to receive options under our 1997 Incentive Compensation Plan. In June 1999, Messrs. Lacob, Nibley, Cullen, Horrow, Hogan, Schulhof and Walsh each received an option, immediately exercisable, to purchase 10,000 shares of our common stock. The exercise price of each option was the market price of our common stock at the time of the grant.

HOW OFTEN DID THE BOARD MEET DURING 1999?

         Our board of directors met eleven times during 1999, including telephonic meetings. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         Our board of directors has a standing audit committee and compensation committee. We do not have a nominating or similar committee. Our board of directors performs the functions of a nominating or similar committee.

         AUDIT COMMITTEE. Messrs. Cullen, Lacob and Schulhof (Chair) are the current members of our audit committee. The duties and responsibilities of the audit committee include (a) recommending to the board the appointment of our auditors and any termination of engagement, (b) reviewing the scope and results of audits and other services provided by our auditors, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters. The audit committee met three times during 1999.

         COMPENSATION COMMITTEE. Messrs. Hogan, Levy and McManus are the current members of our compensation committee. The compensation committee reviews and approves the compensation of the our directors, officers and employees, including salaries, bonuses, commission, and benefit plans, and administers the our stock plans, including the 1995 Stock Option Plan, the 1997 Incentive Compensation Plan and the 1997 Employee Stock Purchase Plan. During 1999, the compensation committee held six meetings and took action by unanimous written consent once.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Our current executive officers are:

------------------------------------------- --------- --------------------------------------------------------------
NAME                                          AGE                               POSITION
------------------------------------------- --------- --------------------------------------------------------------
Michael Levy                                   53     Chairman of the Board, President and Chief Executive Officer
------------------------------------------- --------- --------------------------------------------------------------
Daniel L. Leichtenschlag                       38     Senior Vice President of Operations
------------------------------------------- --------- --------------------------------------------------------------
Mark J. Mariani                                43     President, Sales and Marketing
------------------------------------------- --------- --------------------------------------------------------------
Kenneth W. Sanders                             43     Senior Vice President and Chief Financial Officer
------------------------------------------- --------- --------------------------------------------------------------
Andrew S. Sturner                              35     President, Corporate and Business Development
------------------------------------------- --------- --------------------------------------------------------------

         o        MICHAEL LEVY

                  See "Directors Continuing in Office."

         o        DANIEL L. LEICHTENSCHLAG

                  Daniel L. Leichtenschlag has served as our Senior Vice President of Operations since June 1999. Mr. Leichtenschlag joined us as our Director of Operations in May 1995 and was promoted to the position of Vice President of Engineering in 1997, and given the additional title of Chief Technology Officer in 1998. From June 1983 to April 1995, Mr. Leichtenschlag served in various technical and management capacities at General Electric including Manager, GEnie Systems Development, GE's on-line service, and Manager, UNIX Software Development.

         o        MARK J. MARIANI

                  Mark J. Mariani has served as our President, Sales and Marketing since June 1999 prior to which he had served as our Executive Vice President, Sales since April 1996. From August 1991 to March 1996, Mr. Mariani served as Executive Vice President of Sports Sales for Turner Broadcasting Sales, Inc. From June 1990 to August 1991, Mr. Mariani served as Senior Vice President and National Sales Manager for CNN in New York, and from May 1986 to June 1990, Mr. Mariani served as Vice President for CNN Sales Midwest. Prior to joining Turner Broadcasting, Mr. Mariani served as an Account Executive for WBBM, an owned and operated CBS television station in Chicago, Illinois. Mr. Mariani is a director of Internet Sports Network, Inc.

         o        KENNETH W. SANDERS

                  Kenneth W. Sanders has served as our Vice President and Chief Financial Officer since September 1997 and was appointed Senior Vice President in October 1998. From January 1996 to August 1997, Mr. Sanders served as Senior Vice President, Chief Financial Officer of Paging Network, Inc., the world's largest paging company. From May 1993 to December 1995, Mr. Sanders served as Executive Vice President, Chief Financial Officer and a director of CellStar Corporation, an integrated wholesaler and retailer of cellular phones and related products. Between July 1979 and

                  April 1993, Mr. Sanders was with KPMG Peat Marwick, most recently as an Audit Partner from July 1990 to April 1993.

         o        ANDREW S. STURNER

                  Andrew S. Sturner has served as our President, Corporate and Business Development since June 1999 prior to which he had served as our Senior Vice President, Business Development since October 1998 and as Vice President, Business Development since June 1995. From May 1994 to June 1995, Mr. Sturner served as Vice President of Business Development for MovieFone, Inc., an interactive telephone service company. From March 1993 to May 1994, Mr. Sturner served as President of Interactive Services, an interactive audiotext development company which he co-founded in 1992. From August 1990 to March 1993, Mr. Sturner was a bankruptcy associate at the law firm of Stroock & Stroock & Lavan. Mr. Sturner is a director of Internet Sports Network, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid by us for the three fiscal years ended December 31, 1999 to our Chief Executive Officer and each of our four other highest paid executive officers in 1999. We did not grant any restricted stock awards or stock appreciation rights or make any long-term 1997 Incentive Compensation Plan payouts during these three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                               ANNUAL COMPENSATION (1)                AWARDS
                                               -----------------------                ------
               NAME AND                                                             SECURITIES         ALL OTHER
          PRINCIPAL POSITION               YEAR        SALARY         BONUS     UNDERLYING OPTIONS   COMPENSATION
          ------------------               ----        ------         -----     ------------------   ------------


Michael Levy........................       1999       $330,000          -  (2)        435,000          $17,420 (3)
  Chairman, President and                  1998        306,250       $105,000         175,000           25,097 (3)
  Chief Executive Officer                  1997        206,787         75,000         150,000           23,027 (3)

Daniel L. Leichtenschlag............       1999        157,500          -  (2)         90,000
  Senior Vice President of                 1998        124,375         27,000          30,000
  Operations                               1997        102,500         10,000          44,000

Mark J. Mariani.....................       1999        230,000          -  (2)        100,000
 President, Sales and Marketing            1998        197,917         50,000         100,000
                                           1997        165,066         25,000          20,000

Kenneth W. Sanders..................       1999        270,000          -  (2)        100,000
  Senior Vice President and Chief          1998        225,000         56,000         100,000            1,716 (5)
  Financial Officer (4)                    1997         72,717         15,000         100,000           47,579 (5)

Andrew S. Sturner...................       1999        220,000          -  (2)        100,000
  President, Corporate and Business        1998        178,125         50,000         130,000
  Development                              1997        127,500         20,000          30,000

-----------------
(1) The aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts are below the reporting requirements established by the rules of the SEC.
(2) In lieu of cash bonuses for 1999, in January 2000 each executive officer was granted options to purchase shares of our common stock in the following amounts: Levy (50,000), Leichtenschlag (15,000), Mariani (25,000), Sanders (25,000) and Sturner (25,000). The options were immediately exercisable at an exercise price of $35.3125 per share and have a term of ten years. Such option grants are not included in the tables in this proxy statement as the options were granted in 2000.
(3) Represents premiums paid for life and disability insurance policies for the benefit of Mr. Levy.
(4)    Mr. Sanders joined SportsLine in September 1997.
(5)    Represents reimbursement of relocation and moving expenses.

STOCK OPTION INFORMATION

         The following table sets forth, with respect to our Chief Executive Officer and our four other highest paid current executive officers named in the Summary Compensation Table, certain information concerning the grant of stock options in 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                        --------------------------------------------------     ANNUAL RATES OF STOCK
                                        NUMBER OF      % OF TOTAL                              PRICE APPRECIATION FOR
                                        SECURITIES      OPTIONS                                   OPTION TERM(2)
                                        UNDERLYING     GRANTED TO   EXERCISE                   ----------------------
                            DATE OF       OPTIONS       EMPLOYEES     PRICE     EXPIRATION
 NAME                        GRANT       GRANTED(1)     IN FISCAL  ($/SHARE)      DATE             5%($)        10%($)
 ------------------------- ----------   ----------        YEAR     ---------    ----------   ----------- -------------
                                                       ----------
Michael Levy.............. 06/15/1999     235,000         7.57%     $31.7500    06/15/2009   $4,692,340   $11,891,311
                           08/10/1999     200,000         6.44       17.0000    08/10/2009    2,138,242     5,418,724

Daniel L. Leichtenschlag.. 05/07/1999      40,000         1.29       30.6875    05/07/2009      771,968     1,956,319
                           06/15/1999      50,000         1.61       31.7500    06/15/2009      998,370     2,530,066

Mark J. Mariani........... 06/15/1999     100,000         3.22       31.7500    06/15/2009    1,996,740     5,060,132

Kenneth W. Sanders........ 06/15/1999     100,000         3.22       31.7500    06/15/2009    1,996,740     5,060,132

Andrew S. Sturner......... 06/15/1999     100,000         3.22       31.7500    06/15/2009    1,996,740     5,060,132

------------
(1) All such options were granted under the 1997 Incentive Compensation Plan and become exercisable in installments over four years. Under our 1997 Incentive Compensation Plan, these options will become immediately exercisable in the event of certain change of control transactions.
(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

         In addition to the grant of options to purchase our common stock set forth above, each of the officers named above were granted options to purchase stock in our majority owned subsidiary, Sports.com Limited. Each such option was granted on June 23, 1999, has an exercise price of $10.00 per share and expires on June 23, 2009. Mr. Levy received options to purchase 40,000 shares, Messrs. Mariani, Sanders and Sturner each received options to purchase 20,000 shares and Mr. Leichtenschlag received options to purchase 8,000 shares.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

         The following table sets forth certain information concerning stock options exercised by our Chief Executive Officer and our four other highest paid current executive officers named in the Summary Compensation Table, as well as the number of unexercised options held by such persons at December 31, 1999 and the value thereof, based on a value per share of Common Stock of $50.1250, the closing price of the Common Stock on the Nasdaq National Market System on December 31, 1999.


                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                   SHARES                            OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON      VALUE         DECEMBER 31, 1999(#)         DECEMBER 31, 1999($)
                                                                -----------------            -----------------
NAME                             EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                             --------      --------       -----------   -------------  -----------   -------------
Michael Levy.................           -              -        129,687        630,313    $5,131,525     $18,441,288
Daniel L. Leichtenschlag.....       9,375     $  448,516         35,500        130,125     1,451,797      3,264,891
Mark J. Mariani..............      36,200      1,970,649         69,841        183,959     2,937,666      4,976,684
Kenneth W. Sanders...........      65,000      2,702,500         43,541        191,459     1,629,672      5,243,453
Andrew S. Sturner............      61,488      2,621,737         36,637        201,875     1,310,360      5,560,898


         THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.


REPORT OF THE COMPENSATION COMMITTEE

      COMPENSATION PHILOSOPHY AND REVIEW. Our compensation philosophy for executive officers serves two principal purposes:

         o to provide a total compensation package for officers that is competitive and enables SportsLine to attract and retain key executive and employee talent needed to accomplish SportsLine's long-term business objectives; and

         o to directly link compensation to improvements in SportsLine's performance and increases in stockholder value as measured principally by the trading price of SportsLine's Common Stock and an individual's contribution and personal performance.

      During 1999, the Compensation Committee did not attempt to specifically analyze compensation levels at comparable companies.

      The Compensation Committee reviews, recommends and approves changes to SportsLine's compensation policies and benefits programs, administers SportsLine's stock option plans, including approving stock option grants, and otherwise seeks to ensure that SportsLine's compensation philosophy is consistent with the its best interests and is properly implemented.

      ELEMENTS OF EXECUTIVE OFFICER COMPENSATION. SportsLine's executive compensation consists primarily of base salary, health insurance and similar benefits, cash bonuses, the award of stock options designed to provide long-term incentive and eligibility to participate in compensation and benefit programs available to other employees, including SportsLine's Employee Stock Purchase Plan. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to SportsLine's executive officers. The Compensation Committee believes that in the highly competitive, emerging markets in which SportsLine operates, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and stockholder long-term interests.

      OFFICER SALARIES. The Compensation Committee reviews the annual salary of the executive officers, including the Chief Executive Officer. In determining the appropriate salary levels, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant markets for executive talent. Based on the foregoing, during 1999 the Compensation Committee approved salary increases for certain executive officers which the Compensation Committee believes appropriately reflect the increase in the level of SportsLine's operations and officer responsibility and performance. The Compensation Committee increased Mr. Levy's salary to $385,000, effective January 1, 2000, based upon, among other factors, the Compensation Committee's positive assessment of Mr. Levy's performance during 1999. In reviewing Mr. Levy's performance, the Compensation Committee noted in particular a number of Company achievements during 1999, including the extension of SportsLine's strategic agreement with CBS, the significant growth in revenues and site traffic, the successful launch of SportsLine's operations in Europe through its majority owned subsidiary, Sports.com Limited, including the capital raised by Sports.com Limited during 1999, the completion of a strategic alliance with MVP.com, Inc. pursuant to which MVP.com, Inc. acquired and will operate SportsLine's e-commerce business, the completion of a number of other significant strategic alliances and the successful recruiting and hiring of other key employees. The Compensation Committee also increased the salary levels of several of the other members of SportsLine's senior management team, effective January 1, 2000. In general, these increases were consistent with Mr. Levy's increase, and were based upon a similar analysis of such officers' increased responsibility and positive performance assessments.

      STOCK OPTION GRANTS. SportsLine has utilized long-term equity compensation as an important element for compensating and providing incentives to its executive officers. It is SportsLine's practice to set option exercise prices for officers at not less than 100% of the stock fair market value on the date of grant. Thus, the value of the stockholders' investment in SportsLine must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. Options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant. However, in lieu of cash bonuses for 1999, the executive officers were granted options in January 2000 which were immediately exercisable. In determining the size of the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to SportsLine. During 1999, the Compensation Committee granted all executive officers as a group (including Mr.
Levy) additional options to purchase an aggregate of 825,000 shares of Common Stock.

      ANNUAL CASH BONUSES. Annual cash bonus awards are based on both the performance of SportsLine relative to an annual plan prepared before the beginning of each fiscal year and approved by the Board of Directors, reflecting appropriate progress toward SportsLine's long-term goals and individual contributions to the achievement of the annual plan. Bonus awards vary depending on the officer's base salary. For 1999, in lieu of cash bonuses, in January 2000 each executive officer (including Mr. Levy) was granted immediately exercisable options to purchase shares of common stock at an exercise price equal to $35.3125, the market price of the common stock at the time of the grant.

      SUMMARY. The Compensation Committee believes that SportsLine's compensation programs are competitive with those of other technology and Internet companies.

      POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under SportsLine's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, SportsLine's compensation philosophy, and SportsLine's best interests.

         Members of the compensation committee

                  Gerry Hogan
                  Michael Levy
                  Sean McManus


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee is comprised of Gerry Hogan, Michael Levy and Sean McManus. Mr. Levy is our President and Chief Executive Officer. Mr. Levy does not participate in discussions or decisions regarding his own compensation or performance appraisals.


EMPLOYMENT AGREEMENTS

         Mr. Levy is employed by SportsLine under an employment agreement, which was amended and restated in January 2000, pursuant to which he will serve as SportsLine's Chairman of the Board, President and Chief Executive Officer through December 31, 2003, subject to extension or renewal. Mr. Levy will receive an annual base salary of at least $385,000 for each fiscal year beginning January 1, 2000, an annual bonus equal to 50% of his base salary for each fiscal year for which SportsLine achieves its budgeted EBITDA target, as approved by the Compensation Committee, and such other bonuses as may be awarded from time to time by the Board or the Compensation Committee. During each calendar year, beginning in 2000, SportsLine will grant Mr. Levy options to purchase at least 175,000 shares of Common Stock at exercise prices to be determined at the time of grant. Effective August 10, 1999, SportsLine also granted Mr. Levy options to purchase 200,000 shares of Common Stock at an exercise price of $17.00 per share, which options will vest and become exercisable when SportsLine achieves positive EBITDA. If Mr. Levy's employment is terminated by SportsLine other than by reason of death, Disability (as defined in the agreement) or Cause (as defined in the agreement), or by Mr. Levy for Good Reason (generally defined as a material breach by SportsLine of the agreement), SportsLine will pay Mr. Levy within five days of such termination the sum of his accrued base salary and vacation pay through the date of termination, a pro rata portion of his most recent bonus plus an amount equal to the greater of two times his current annual base salary or the amount of base salary that would have been payable to him for the remainder of the term of the agreement. In addition, upon such termination by SportsLine other than by reason of death, Disability or Cause or by Mr. Levy for Good Reason or upon the happening of a Change of Control (as defined in the agreement), all unvested stock options held by Mr. Levy at the time his employment is terminated or on the date of a Change of Control, as the case may be, will immediately vest and be exercisable for one year following the date of termination or Change of Control, as applicable, or, if earlier, until the then scheduled expiration date(s) of such options. During his employment and for a period of two years after termination, Mr. Levy is prohibited from competing with SportsLine or soliciting employees or former employees of SportsLine.

         In August 1999, SportsLine entered into employment agreements with Kenneth W. Sanders (its Senior Vice President and Chief Financial Officer) and Daniel L. Leichtenschlag (Senior Vice President of Operations), which such agreements were amended and restated in January 2000, and with Mark J. Mariani (its President, Sales and Marketing) and Andrew S. Sturner (its President, Corporate and Business Development) in January 2000. Each agreement is for a term of three years, in the case of Messrs. Sanders and Leichtenschlag through August 31, 2002 and in the case of Messrs. Mariani and Sturner through January 28, 2003, subject to extension or renewal. Messrs. Mariani, Sturner, Sanders and Leichtenschlag will receive annual base salaries of at least $270,000, $270,000, $315,000 and $210,000, respectively, an annual bonus equal to 50% of their base salary for each fiscal year for which SportsLine achieves its budgeted EBITDA target (or revenue target, in the case of Mr. Mariani's agreement), as approved by the Compensation Committee, and such other bonuses as may be awarded from time to time by the Board or the Compensation Committee. During each calendar year, beginning in 2000, SportsLine will grant Messrs. Mariani,

Sturner and Sanders options to purchase at least 50,000 shares of Common Stock and will grant Mr. Leichtenschlag options to purchase at least 25,000 shares of Common Stock, in each case at exercise prices to be determined at the time of grant. If any of these executive's employment is terminated by SportsLine other than by reason of death, Disability (as defined) or Cause (as defined), or by the executive for Good Reason (generally defined as a material breach by SportsLine of the agreement), SportsLine will pay such executive within thirty
(30) days of such termination the sum of such executives accrued base salary and any accrued incentive compensation and continue to pay the executive his base salary for one year; provided, that the executive use reasonable efforts to seek other employment and the amount of such payment will be reduced by any compensation the executive earns as a result of such other employment. In addition, upon such termination by SportsLine other than by reason of death, Disability or Cause or by the executive for Good Reason or upon the happening of a Change of Control (as defined in the agreement), all unvested stock options held by the executive at the time his employment is terminated or on the date of a Change of Control, as the case may be, will immediately vest and be exercisable for one year following the date of termination or Change of Control, as applicable, or, if earlier, until the then scheduled expiration date(s) of such options. During each executive's employment and for a period of two years after termination, each executive is prohibited from competing with SportsLine or soliciting employees or former employees of SportsLine.

                                PERFORMANCE GRAPH

         The following graph compares, for the period from November 13, 1997 (the date that our common stock was first publicly traded) to December 31, 1999, the cumulative total stockholder return on our common stock with:

     o        the Nasdaq Stock Market (U.S. companies) Index; and

     o        the Chase H&Q Internet Index.


         The graph assumes that $100 was invested on November 13, 1997 in our common stock, the Nasdaq Stock Market Index and the Chase H&Q Internet Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.


                                [GRAPHIC OMITTED]


                                11/13/97                 12/31/97                 12/31/98                12/31/99

SPLN                              $100                    $134.38                  $194.53                 $626.56


NASDAQ COMPOSITE                  $100                    $100.81                  $140.76                 $259.33


CHASE H&Q INTERNET INDEX          $100                    $113.54                  $263.95                 $919.62


ITEM 2 - AMENDMENT OF THE 1997 INCENTIVE COMPENSATION PLAN

         At the annual meeting, stockholders will be asked to approve an amendment to our 1997 Incentive Compensation Plan to increase the number of shares of common stock reserved and available for delivery in connection with awards under the plan from 5,500,000 to 8,000,000 shares. The Board of Directors has adopted the amendment to the plan, subject to shareholder approval.


WHY IS THE 1997 INCENTIVE COMPENSATION PLAN BEING AMENDED?

         SportsLine believes that long term equity compensation in the form of stock options is critical in order to attract qualified personnel and to retain and provide incentive to current personnel, particularly in light of the increasingly competitive environment for talented personnel. As of March 31, 2000, options to purchase 4,380,190 shares were outstanding, 299,504 shares had been issued pursuant to the exercise of options granted and 820,306 shares remained available for future grants pursuant to the 1997 Incentive Compensation Plan. The Board of Directors believes that the number of shares currently available under the 1997 Incentive Compensation Plan will be insufficient in light of the anticipated continued growth in SportsLine's operations, including anticipated increases in the number of employees. Accordingly, the Board of Directors feels the proposed amendment to the 1997 Incentive Compensation Plan is in the best interest of SportsLine and is necessary for SportsLine to remain competitive in its compensation practices.


WHAT IS THE PURPOSE OF THE 1997 INCENTIVE COMPENSATION PLAN?

         The purpose of the 1997 Incentive Compensation Plan is to assist SportsLine in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors (collectively, "Participants") by enabling such persons to acquire or increase a proprietary interest in SportsLine in order to strengthen the mutuality of interests between such persons and the SportsLine's shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.


WHAT ARE THE MAIN FEATURES OF THE 1997 INCENTIVE COMPENSATION PLAN?

         THE FOLLOWING DESCRIPTION OF THE MAIN FEATURES OF THE 1997 INCENTIVE COMPENSATION PLAN, AS AMENDED, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1997 INCENTIVE COMPENSATION PLAN, AS AMENDED, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN APPENDIX TO THIS PROXY STATEMENT.

         GENERAL. Pursuant to the 1997 Incentive Compensation Plan, SportsLine may grant Participants stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards").

         SHARES AVAILABLE FOR AWARDS. Under the 1997 Incentive Compensation Plan, as amended, the total number of shares of common stock that may be subject to the granting of awards under the plan at any time during the term of the plan shall be equal to 8,000,000 shares, plus the number of shares with respect to awards previously granted under the plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

         ADMINISTRATION. The 1997 Incentive Compensation Plan is presently administered by the Compensation Committee. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors may exercise any power or authority granted to the Compensation Committee. The Compensation Committee or the Board of Directors (hereinafter, the "Committee") is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Compensation Committee or the Board may deem necessary or advisable for the administration of the Plan.

         AWARDS. The following is a description of the types of Awards that may be granted under the 1997 Incentive Compensation Plan:

           STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee is authorized to grant stock options, including incentive and non-qualified stock options, and stock appreciation rights ("SARs") entitling the Participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the related option agreement, but no option may be exercised after the expiration of ten years from the date of grant. Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of SportsLine must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. Options may be exercised by payment of the exercise price in cash, shares of Common Stock, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

           RESTRICTED AND DEFERRED STOCK. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee. A Participant granted restricted stock generally has all the rights of a shareholder of SportsLine, unless otherwise determined by the Committee. An Award of deferred stock confers upon the Participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights. The restricted or deferral period for restricted stock or deferred stock Awards may not be less than three years unless the Award is subject to performance conditions, in which case the period will not be less than one year.

           BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant shares of Common Stock as a bonus, free of restrictions, or to grant shares of Common Stock or other Awards in lieu of cash under the 1997 Incentive Compensation Plan, subject to such terms as the Committee may specify.

           OTHER STOCK-BASED AWARDS. The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance by SportsLine or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such Awards.

         The right of a Participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 1997 Incentive Compensation Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of Common Stock or other Awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year.

         Awards may be settled in the form of cash, shares of Common Stock, other Awards or other property in the discretion of the Committee. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 Incentive Compensation Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions.

         The 1997 Incentive Compensation Plan also provides that each non-employee director who is not affiliated with or a designee of a beneficial owner of more than 5% of the Common Stock will receive (i) for those directors elected or appointed after the completion of SportsLine's initial public offering, an option to purchase 12,000 shares of Common Stock on the date of his or her election or appointment and (ii) for all directors, on the date of SportsLine's annual meeting of shareholders, an option to purchase 3,000 shares of Common Stock. Such options have a term of 10 years and become exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant; provided, however, that the options shall be fully exercisable in the event that, while serving as a director, the non-employee director dies, suffers a "disability," or "retires" (within the meaning of such terms as defined in the 1997 Incentive Compensation Plan). The per share exercise price of options granted to non-employee directors will be equal to the fair market value of a share of Common Stock on the date such option is granted. Unless otherwise extended in the sole discretion of the Compensation Committee, the unexercised portion of any formula option grant will become null and void (i) three months after the date on which the non-employee director ceases to be a director for any reason other than the non-employee director's willful misconduct or negligence, disability, death or retirement, (ii) immediately in the event of the non-employee director's willful misconduct or negligence, (iii) at the expiration of its original term if the non-employee ceases to be a director by reason or his or her retirement, or (iv) one year after the non-employee director ceases to be a director by reason of his or her disability or death.

         In lieu of the grant of options to non-employee directors under the 1997 Incentive Compensation Plan set forth in the preceding paragraph, on June 15, 1999, each director of SportsLine, with the exception of Michael Levy, SportsLine's President and Chief Executive Officer, and Fredric G. Reynolds (who has been replaced on the Board by Russell I. Pillar) and Sean McManus, each of whom sit on the Board of Directors as representatives of CBS Corporation, was granted options to purchase 10,000 shares of Common Stock under SportsLine's 1995 Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on such date. The options have a term of 10 years and were exercisable immediately.

         If and to the extent provided in any Award, upon a Change in Control (as defined in the 1997 Incentive Compensation Plan), (i) any Award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested; (ii) certain SARs will become exercisable for amounts, in cash, determined by reference to highest price per share paid (including extraordinary dividends) in the transaction triggering the Change in Control; (iii) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award will lapse and such Awards will be deemed fully vested as of the time of the Change in Control; and (iv) the performance goals and other conditions of any outstanding Award will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award. A "Change in Control" means: (A) the acquisition by any person or group of beneficial ownership of 25% or more of the Common Stock outstanding or 25% or more of the combined voting power of SportsLine's outstanding voting securities; (B) approval by SportsLine's shareholders of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of SportsLine immediately prior thereto do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of SportsLine or the sale of all or substantially all of SportsLine's assets (any such event being referred to as a "Corporate Transaction"); or (C) a change in the composition of the Board of Directors such that individuals who, as of the date of the 1997 Incentive Compensation Plan, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director whose election, or nomination for election by SportsLine's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of SportsLine, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) will be considered as though such person were a member of the

Incumbent Board. An acquisition or Corporate Transaction unanimously approved by the Incumbent Board will not constitute a Change in Control for purposes of the 1997 Incentive Compensation Plan.

         ELIGIBILITY. Awards may be granted to officers, directors, employees and independent contractors of SportsLine or any of its subsidiaries. A Participant may not be granted Awards relating to more than 250,000 shares of Common Stock during any fiscal year. The 1997 Incentive Compensation Plan also contains a limits on the maximum amount that may be earned as a cash Award in any fiscal year by any one Participant and on the aggregate market value of shares subject to all incentive stock options that may be granted to a Participant during any calendar year. As of March 31, 2000, approximately 400 persons were eligible to participate in the 1997 Incentive Compensation Plan.

         PROHIBITION ON OPTION REPRICING. The 1997 Incentive Compensation Plan was amended in March 2000 to provide that the exercise price per share of Common Stock purchasable under a stock option may not be decreased after the date of the grant of the stock option nor may an outstanding stock option granted under the 1997 Incentive Compensation Plan be surrendered to SportsLine as consideration for the grant of a new stock option with a lower exercise price.

         AMENDMENT AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the 1997 Incentive Compensation Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted; provided that the provisions in the 1997 Incentive Compensation Plan prohibiting the repricing of stock options may not be amended without stockholder approval. Unless earlier terminated by the Board, the 1997 Incentive Compensation Plan will terminate at such time as no shares of Common Stock remain available for issuance under the 1997 Incentive Compensation Plan and SportsLine has no further rights or obligations with respect to outstanding Awards under the 1997 Incentive Compensation Plan.


WHAT IS THE VALUE OF THE BENEFITS THAT DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES CAN OBTAIN UNDER THE 1997 INCENTIVE COMPENSATION PLAN?

         Awards under the 1997 Incentive Compensation Plan have been and will be granted primarily to persons who possess a capacity to contribute significantly to SportsLine's successful performance. Because the persons to whom grants of Awards are to be made will be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Awards or the number of shares for which Awards will be granted, except to the extent already granted.


WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE 1997 INCENTIVE COMPENSATION PLAN?

         The 1997 Incentive Compensation Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 1997 Incentive Compensation Plan, an optionee (other than an officer or director of SportsLine) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

         If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of SportsLine's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         SportsLine will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for SportsLine and is reasonable in amount, and either the employee includes that amount in income or SportsLine timely satisfies its reporting requirements with respect to that amount.

         INCENTIVE STOCK OPTIONS. The 1997 Incentive Compensation Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code to employees of SportsLine or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss. If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE 1997 INCENTIVE COMPENSATION PLAN.

                              CERTAIN TRANSACTIONS

      CBS AGREEMENT

      In March 1997, we entered into a strategic alliance with CBS pursuant to which CBS acquired a minority ownership interest in us and our flagship Web site was renamed "cbs.sportsline.com". The agreement provides for cbs.sportsline.com to receive, among other things, extensive network television advertising and on-air promotion during the term of the agreement, primarily during CBS television sports broadcasts such as the NFL, the NCAA Men's Basketball Tournament, NCAA Football, PGA Tour events, U.S. Open tennis and the Daytona
500. In addition, we have the right to use certain CBS logos and television-related sports content on cbs.sportsline.com and in connection with the operation and promotion of that Web site. In combination with CBS, we will seek to maximize revenue through a joint advertising sales effort. The agreement also provides us access to certain CBS television-related sports content and the potential to create distribution and revenue opportunities with more than 200 CBS affiliates throughout the United States.

      In February 1999, we amended our agreement with CBS to extend the term of the agreement for five years, through 2006. Commencing with calendar year 1999, CBS will provide advertising and promotion in accordance with a fixed promotion schedule. We accelerated the issuance to CBS of 1,052,937 shares of our common stock and warrants to purchase 760,000 shares of our common stock, which originally were to be issued in 2000 and 2001. We also issued to CBS new warrants to purchase 1,200,000 shares of our common stock, which vest on various dates through January 2001, and agreed to issue to CBS on specified issue dates for each of the sixth through tenth contract years our common stock having a fair market value of $20 million on each such issue date. In addition, a revenue sharing provision which required us to pay CBS a percentage of certain advertising revenues was replaced with a new revenue sharing formula based on specified percentages of our "Net Revenue" which is defined in the agreement.

         SCHULHOF CONSULTING AGREEMENT

         In June 1996, we entered into a two year consulting agreement Michael
P. Schulhof that provides for Mr. Schulhof to consult with and advise us from time to time with respect to corporate, business and marketing strategy. In consideration of the services rendered pursuant to the agreement, Mr. Schulhof received warrants to purchase 40,000 shares of our common stock at an exercise price of $5.00 per share in 1994 and received warrants to purchase an additional 8,000 shares of our common stock at an exercise price of $8.00 per share in December 1997.

         PLANNED LICENSING AGREEMENT

         In August 1994, we entered into a five-year agreement with Planned Licensing, Inc., a wholly owned subsidiary of Namanco Productions, Inc., pursuant to which Planned Licensing, Inc. agreed to cause Joe Namath to provide certain services to us, including endorsements of our products. James C. Walsh, one of our directors, is the president and sole stockholder of Namanco Productions, Inc. Our agreement was amended and extended for an additional five-year period in October 1999. Under the agreement as in effect prior to the October 1999 amendment, we were obligated to pay Planned Licensing, Inc. royalties equal to $0.15 per month for each individual who becomes a member during the initial term of the agreement and remains a member for three months, and, during each renewal term, $0.15 per month for each new member, or $0.05 per month if the total royalties during the last calendar year prior to the renewal term were more than $500,000. Under the agreement, as amended, we are obligated to pay Planned Licensing, Inc. $200,000 per year in cash on a quarterly basis commencing on January 1, 2000 and royalties at a rate of $0.15 per month per paid subscriber which remains a member solely for subscribers who became a member from the date our service became generally available to end users on a commercial basis through and including June 30, 1999. The royalties paid to Planned Licensing for the years ended December 31, 1996, 1997, 1998 and 1999 were $18,645, $49,967, $78,834, and $60,660 respectively.

                RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Anderson LLP served as our independent public accountants for the 1999 fiscal year and will serve in that capacity for the 2000 fiscal year. One or more representatives of Arthur Anderson LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.


                                 OTHER BUSINESS

         We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2001 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, stockholder proposals must be received by our Corporate Secretary no later than December 29, 2000. Notice of a stockholder proposal submitted outside the procedures of Rule 14a-8 will be considered untimely unless submitted by such date. If a proposal is not submitted by that date, the persons named in our proxy for the 2001 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2001 annual meeting.

                                                                      APPENDIX A



                              SPORTSLINE.COM, INC.
                                6340 N.W. 5th Way
                         Fort Lauderdale, Florida 33309

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

      The undersigned holder of Common Stock of SportsLine.com, Inc., a Delaware corporation (the "Company"), hereby appoints Michael Levy and Kenneth W. Sanders, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's 2000 Annual Meeting of Stockholders, to be held on Monday, June 12, 2000, at 10:00 a.m., local time, at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 and at any adjournments or postponements thereof.

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Election of Directors.

         Vote for all Nominees Listed Below (except as written below)
         [   ]

         Vote Withheld from all Nominees
         [   ]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1).

         NOMINEES:         Gerry Hogan
                           Sean McManus
                           Michael P. Schulhof

         (Instruction: To withhold authority for an individual nominee, write that nominee's name on the line provided below.)

         -----------------------------------------------------------------------

2.  Approval of Amendment to the Company's 1997 Incentive Compensation Plan.

         [   ]  For                 [   ]  Against            [   ]  Abstain

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1997 INCENTIVE COMPENSATION PLAN.

                                                                      APPENDIX A

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

      The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 1999 Annual Report to Stockholders.

DATE_________________________________________________________________________

SIGNATURE____________________________________________________________________

SIGNATURE (If held jointly)__________________________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

                                                                      APPENDIX B

                              SPORTSLINE.COM, INC.



                        1997 INCENTIVE COMPENSATION PLAN

                             (AS AMENDED APRIL 2000)

                              SPORTSLINE.COM, INC.

                        1997 INCENTIVE COMPENSATION PLAN



1.       Purpose..................................................................................................1
2.       Definitions..............................................................................................1
3.       Administration...........................................................................................4
         (a)      Authority of the Committee......................................................................4
         (b)      Manner of Exercise of Committee Authority.......................................................5
         (c)      Limitation of Liability.........................................................................5
4.       Stock Subject to Plan....................................................................................5
         (a)      Limitation on Overall Number of Shares Subject to Awards........................................5
         (b)      Application of Limitations......................................................................6
5.       Eligibility; Per-Person Award Limitations................................................................6
6.       Specific Terms of Awards.................................................................................6
         (a)      General.........................................................................................6
         (b)      Options.........................................................................................6
         (c)      Stock Appreciation Rights.......................................................................8
         (d)      Restricted Stock................................................................................9
         (e)      Deferred Stock.................................................................................10
         (f)      Bonus Stock and Awards in Lieu of Obligations..................................................11
         (g)      Dividend Equivalents...........................................................................11
         (h)      Other Stock-Based Awards.......................................................................11
7.       Certain Provisions Applicable to Awards.................................................................12
         (a)      Stand-Alone, Additional, Tandem, and Substitute Awards.........................................12
         (b)      Term of Awards.................................................................................12
         (c)      Form and Timing of Payment Under Awards; Deferrals.............................................12
         (d)      Exemptions from Section 16(b) Liability........................................................12
8.       Performance and Annual Incentive Awards.................................................................13
         (a)      Performance Conditions.........................................................................13
         (b)      Performance Awards Granted to Designated Covered Employees.....................................13
         (c)      Annual Incentive Awards Granted to Designated Covered Employees................................14
         (d)      Written Determinations.........................................................................16
         (e)      Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m).......................16
9.       Change in Control.......................................................................................16
         (a)      Effect of "Change in Control.".................................................................16
         (b)      Definition of "Change in Control...............................................................17
         (c)      Definition of "Change in Control Price.".......................................................18
10.      General Provisions......................................................................................18
         (a)      Compliance With Legal and Other Requirements...................................................18
         (b)      Limits on Transferability; Beneficiaries.......................................................18
         (c)      Adjustments....................................................................................19


                                     (i)

         (d)      Taxes..........................................................................................19
         (e)      Changes to the Plan and Awards.................................................................20
         (f)      Limitation on Rights Conferred Under Plan......................................................20
         (g)      Unfunded Status of Awards; Creation of Trusts..................................................21
         (h)      Nonexclusivity of the Plan.....................................................................21
         (i)      Payments in the Event of Forfeitures; Fractional Shares........................................21
         (j)      Governing Law..................................................................................21
         (k)      Plan Effective Date and Stockholder Approval; Termination of Plan..............................21

                                      (ii)

                              SPORTSLINE.COM, INC.

                        1997 INCENTIVE COMPENSATION PLAN



         1. PURPOSE. The purpose of this 1997 Incentive Compensation Plan (the "Plan") is to assist SportsLine.Com, Inc. (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

                  (a) "Annual Meeting Date" shall mean the date of the annual meeting of the Company's stockholders at which the Directors are elected.

                  (b) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

                  (c) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

                  (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (e) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

                  (f) "Board" means the Company's Board of Directors.

                  (g) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

                  (h) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                  (j) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of at least two directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

                  (k) "Corporate Transaction" means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

                  (l) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

                  (m) "Deferred Stock" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

                  (n) "Director" means a member of the Board.

                  (o) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

                  (p) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

                  (q) "Effective Date" means the effective date of the Plan, which shall be March 1, 1997.

                  (r) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, (i) only employees of the Company or any Subsidiary shall be an Eligible Persons for purposes of receiving any Incentive Stock Options and (ii) no independent contractor shall be an Eligible Person for purposes of receiving any Awards other than Options under Section 6(b) of the Plan. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

                  (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                  (t) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

                  (u) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

                  (v) ""Formula Grants" means the Formula Grant Options granted to Non-Employee Directors pursuant to Section 6(b)(iv) of the Plan.

                  (w) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of
Section 422 of the Code or any successor provision thereto.

                  (x) "Incumbent Board" means the Incumbent Board as defined in
Section 9(b)(ii) of the Plan.

                  (y) "Initial Grant Date" means the date on which a Non-Employee Director is first elected or appointed as a Director.

                  (z) "Limited SAR" means a right granted to a Participant under
 Section 6(c) hereof.

                  (aa) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any subsidiary.

                  (bb) "Option" means a right granted to a Participant under
Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

                  (cc) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

                  (dd) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  (ee) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                  (ff) "Performance Award" means a right, granted to a Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

                  (gg) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

                  (hh) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

                  (ii) "Retire" or "Retirement" means termination of service as a Director after having attained at least age 62 and having served as a Director for at least 5 years, other than by reason of death, Disability or the Director's wilful misconduct or negligence.

                  (jj) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act

                  (kk) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

                  (ll) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

                  (mm) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

         3. ADMINISTRATION.

                  (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the

Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

                  (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

                  (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         4. STOCK SUBJECT TO PLAN.

                  (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 8,000,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 1,500,000 shares.

                  (b) APPLICATION OF LIMITATIONS. The limitation contained in
Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

         5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 250,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

         6. SPECIFIC TERMS OF AWARDS.

                  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

                  (b) OPTIONS. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

                           (i) EXERCISE PRICE. The exercise price per share of
                  Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the
                  Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                           (ii) TIME AND METHOD OF EXERCISE. The Committee or
                  the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                           (iii) ISOs. The terms of any ISO granted under the
                  Plan shall comply in all respects with the provisions of
                  Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                                    (A) the Option shall not be exercisable more
                  than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                                    (B) The aggregate Fair Market Value
                  (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

                           (iv) FORMULA GRANTS OF OPTIONS TO NON-EMPLOYEE
                  DIRECTORS. Each Non-Employee Director, other than a Non-Employee Director who is, or is an affiliate or designee of, a Beneficial Owner of more than 5% of the Company Voting Securities Outstanding (as defined in Section 9(b)(i)), shall receive on such Non-Employee

                  Director's Initial Grant Date an Option to purchase 12,000 shares of Stock. In addition, each Non-Employee Director shall receive on each Annual Meeting Date thereafter, an Option to purchase 3,000 shares of Stock. Options granted to Non-Employee Directors pursuant to this Section shall be for a term of 10 years and shall become exercisable at the rate of 25% per year commencing on the first anniversary of the date on which the Option is granted; provided, however, that the Options shall be fully exercisable in the event that, while serving as a Director, the Non-Employee Director dies, suffers a Disability, or Retires. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this paragraph (iv) shall be equal to the Fair Market Value of a share of Stock on the date such Option is granted. Unless otherwise extended in the sole discretion of the Committee, the unexercised portion of any Option granted pursuant to this paragraph (iv) shall become null and void (V) three months after the date on which such Non-Employee Director ceases to be a Director of the Company for any reason other than the Non-Employee Director's wilful misconduct or negligence, Disability, death or Retirement, (W) immediately in the event of the Non-Employee Director's wilful misconduct or negligence, (X) one year after the Non-Employee Director ceases to be a Director by reason of his Disability, (Y) at the expiration of its original term, if the Non-Employee Director ceases to be a Director by reason of his Retirement, and (Z) twelve months after the date of the Non-Employee Director's death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this sentence.

                           (v) REPRICING. Except for adjustments pursuant to
                  Section 10(c) (relating to the adjustment of shares of Stock), the exercise price per share of Stock purchasable under an Option may not be decreased after the date of the grant of the Option nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price.

                  (c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SAR's to Participants on the following terms and conditions:

                           (i) RIGHT TO PAYMENT. A SAR shall confer on the
                  Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR" that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under
                  Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

                           (ii) OTHER TERMS. The Committee or the Board shall
                  determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

                  (d) RESTRICTED STOCK. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be
                  subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee or the Board at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) CERTIFICATES FOR STOCK. Restricted Stock
                  granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) DIVIDENDS AND SPLITS. As a condition to the
                  grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                  (e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                           (i) AWARD AND RESTRICTIONS. Satisfaction of an Award
                  of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee or the Board, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii) DIVIDEND EQUIVALENTS. Unless otherwise
                  determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
                  (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

                  (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

                  (g) DIVIDEND EQUIVALENTS. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

                  (h) OTHER STOCK-BASED AWARDS. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

         7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                  (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

                  (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
Code).

                  (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

                  (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

         8. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

                  (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

                  (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                           (i) PERFORMANCE GOALS GENERALLY. The performance
                  goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                           (ii) BUSINESS CRITERIA. One or more of the following
                  business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the Nasdaq Composite Index; (3) net income; (4) pretax earnings;
                  (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share;
                  (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory;

                  and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as "performance-based compensation" under Code Section 162(m).

                           (iii) PERFORMANCE PERIOD; Timing For Establishing
                  Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                           (iv) PERFORMANCE AWARD POOL. The Committee may
                  establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (v) SETTLEMENT OF PERFORMANCE AWARDS; Other Terms.
                  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

                           (i) ANNUAL INCENTIVE AWARD POOL. The Committee may
                  establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in

                  Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later
                  than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

                           (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the
                  end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

                  (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under
Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

                  (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER CODE
SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be

Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and
(e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9. CHANGE IN CONTROL.

                  (a) EFFECT OF "CHANGE IN CONTROL." If and to the extent provided in the Award, in the event of a "Change in Control," as defined in
Section 9(b), the following provisions shall apply:

                           (i) Any Award carrying a right to exercise that was
                  not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in
                  Section 10(a) hereof;

                            (ii) Limited SARs (and other SARs if so provided by
                  their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

                           (iii) The restrictions, deferral of settlement, and
                  forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

                           (iv) With respect to any such outstanding Award
                  subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

                  (b) DEFINITION OF "CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

                           (i) An  acquisition  by any Person of Beneficial
Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors

(the "Company Voting Securities Outstanding") if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of the Company Common Stock outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

                           (ii) Approval by the shareholders of the Company of a
reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a "Corporate Transaction") is subsequently abandoned); or

                           (iii) A change in the composition of the Board such
that individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

         Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), any acquisition or consummation of a Corporate Transaction unanimously approved by the Incumbent Board shall not constitute a Change in Control for purposes of the Plan.

                  (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

         10. GENERAL PROVISIONS.

                  (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

                  (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

                  (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

                  (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award; provided, further, that the provisions of Section 6(b)(v) (relating to Option repricing) may not be amended without stockholder approval. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting. Notwithstanding anything herein to the contrary, the provisions of
Section 6(b)(iv) of this Plan which govern formula grants of Options to Non-Employee Directors, shall not be amended more than once every six months other than to comport with changes to the Code or the rules promulgated thereunder or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission, unless such limit on amendments is not required under Rule 16b-3 or other applicable law.

                  (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

                  (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

                  (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

                  (i) PAYMENTS IN THE EVENT OF FORFEITURES; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

                  (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF PLAN. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable stock exchange requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.